Exhibit 99.1

For further information, contact: Scott Brown Technology Solutions Company 312-228-4500 scott_brown@techsol.com
Technology Solutions Company Announces
2006 Second Quarter Financial Results
CHICAGO, IL — August 14, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced its second quarter financial results for the quarter ended June 30, 2006.
Second Quarter Metrics
•	Revenues before reimbursements were $11.5 million for the second quarter of 2006, compared with $9.2 million for the second quarter of 2005.

•	The net loss for the second quarter was $0.9 million or ($0.36) per share, versus a net loss of $2.6 million or ($1.12) per share in the second quarter of 2005. The net loss for the second quarter of 2005 include a $2.7 million gain on the settlement of a contractual dispute, a $1.7 million charge related to a reduction in headcount and office closings and a $0.7 million charge for impairment of goodwill and intangible assets.

•	Utilization for the second quarter was 71 percent, as compared to 73 percent in the first quarter of 2006.

•	In the second quarter, TSC acquired 10 new clients and 22 new projects from new and existing clients, as compared to 5 new clients and 13 new projects from new and existing clients in the first quarter of 2006.

•	In total, there were 71 projects at 55 clients during the second quarter, as compared to 55 projects at 41 clients in the first quarter of 2006.

•	Annualized voluntary turnover was 19 percent in the second quarter, as compared to 38 percent in the first quarter of 2006.

•	Days sales outstanding were 75 days at June 30, 2006 as compared to 69 days at March 31, 2006.

•	Total headcount at June 30, 2006 was 192, as compared to 183 at March 31, 2006.

•	The cash and cash equivalents balance at June 30, 2006 was $13.1 million.

Second Quarter Results
Revenues before reimbursements for the quarter ended June 30, 2006 were $11.5 million, which compared with $9.2 million for the same period a year ago. The increase in revenues before reimbursements was mainly due to the company’s acquisition of Charter on March 15, 2006. Second quarter net loss narrowed to $0.9 million, or ($0.36) per share, versus a net loss of $2.6 million or ($1.12) per share in the second quarter of 2005.
Business Commentary
Carl F. Dill, Jr., chairman and acting CEO, stated: “Our results for the second quarter were mixed. Our PeopleSoft offering suffered significantly from Oracle’s decision to support older releases of PeopleSoft software indefinitely, removing much of the incentive for clients to upgrade to newer versions. We do not see a compelling market for our PeopleSoft offering going forward. Therefore, subsequent to the end of the second quarter, we decided to exit this offering and concentrate our Enterprise Solutions business on SAP. We remain encouraged by the on-going strength of our SAP offering. We are also encouraged by the demand for our services in the strategic investment areas we have focused on through the acquisition of Charter Consulting and the continued investment in our Digital Healthcare offering. These areas continue to look promising as foundations for our future, even though they are ramping up more slowly than we originally anticipated. Our focus going forward will be on our three primary service offerings – Charter (including CRM), Digital Healthcare, and SAP in Enterprise Solutions. David Benjamin (President of TSC) and I believe that there are great opportunities in the market place for all three of these offerings and we are aggressively moving forward to differentiate ourselves and build greater visibility for our unique value to clients”.
Conference Call
TSC’s management will host a conference call on Tuesday, August 15, 2006 at 8 a.m. CDT. The dial-in number for the call is 800-500-0311. For international participants, the dial- in number is 719-457-2698. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDT on August 28, 2006 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 1483979.
About TSC
Technology Solutions Company (TSC), including its division, Charter Consulting, is a leading consulting firm committed to helping its clients grows profitably. We provide high value services in customer value creation and experience management, operational excellence, targeted solutions in enterprise applications, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offering; the decreasing level of options available for grants by the Company to attract new employees and to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$11,492	$9,166	$20,918	$18,994
Reimbursements	1,495	1,309	2,742	2,549

	12,987	10,475	23,660	21,543

COSTS AND EXPENSES:
Project personnel	6,436	6,195	11,404	13,029
Other project expenses	2,493	1,926	4,508	4,397
Reimbursable expenses	1,495	1,309	2,742	2,549

Cost of services	10,424	9,430	18,654	19,975
Management and administrative support	3,308	3,953	6,125	8,594
Intangible asset amortization	265	256	476	512
Goodwill and intangible asset impairment	—	679	—	679
Restructuring and other charges	—	1,674	—	1,674
Gain on litigation settlement	—	(2,722)	—	(2,722)

	13,997	13,270	25,255	28,712

OPERATING LOSS	(1,010)	(2,795)	(1,595)	(7,169)

OTHER INCOME:
Net investment income	97	173	375	360

LOSS BEFORE INCOME TAXES	(913)	(2,622)	(1,220)	(6,809)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(913)	$(2,622)	$(1,220)	$(6,809)

BASIC NET LOSS PER COMMON SHARE	$(0.36)	$(1.12)	$(0.50)	$(2.90)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,507	2,347	2,446	2,345

DILUTED NET LOSS PER COMMON SHARE	$(0.36)	$(1.12)	$(0.50)	$(2.90)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	2,507	2,347	2,446	2,345

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,133	$20,135
Receivables, less allowance for doubtful receivables of $66 and $66	10,851	7,158
Other current assets	1,098	582

Total current assets	25,082	27,875

COMPUTERS, FURNITURE AND EQUIPMENT, NET	373	390

GOODWILL	2,913	—

INTANGIBLE ASSETS, NET	1,708	979

LONG-TERM RECEIVABLES AND OTHER	3,555	3,555

Total assets	$33,631	$32,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,037	$600
Accrued compensation and related costs	4,101	3,420
Restructuring accruals	637	1,429
Other current liabilities	2,732	2,702

Total current liabilities	8,507	8,151

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 2,677,452 and 2,526,427; shares outstanding – 2,507,375 and 2,356,350	27	25
Capital in excess of par value	129,607	127,889
Accumulated deficit	(99,907)	(98,687)
Treasury Stock, at cost, 170,077 shares	(4,819)	(4,819)
Accumulated other comprehensive income:
Cumulative translation adjustment	216	240

Total stockholders’ equity	25,124	24,648

Total liabilities and stockholders’ equity	$33,631	$32,799